                                                                    EXHIBIT 4(k)

                                PLEDGE AGREEMENT
                                ----------------

          FOR VALUE RECEIVED, K-V PHARMACEUTICAL COMPANY, a Delaware corporation ("PLEDGOR"), hereby transfers, assigns, delivers, sets over, hypothecates and pledges to BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION ("PLEDGEE"), and grants to Pledgee, a security interest in all of Pledgor's right, title and interest in and to the following (referred to herein collectively as the "COLLATERAL"):

     (a) all of Pledgor's right, title and interest in and to any and all capital stock of Particle Dynamics, Inc., a New York corporation, and of Ethex Corporation, a Missouri corporation (such corporations are hereinafter referred to collectively as "ISSUERS" and individually as an "ISSUER"), including, without limitation, the capital stock of each of Issuers identified on Exhibit A attached hereto and made a part hereof for all purposes, and all other capital stock of each of Issuers now or hereafter delivered to Pledgee, now or hereafter owned by Pledgor (collectively, the "PLEDGED STOCK"), together with all certificates representing all or any of the Pledged Stock and all cash, securities, dividends, interest and other property at any time and from time to time declared, received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock, and all securities hereafter delivered to Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such securities, together with all cash, securities, interest, dividends and other property at any time and from time to time declared, received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing (all of the foregoing being referred to herein collectively as the "STOCK COLLATERAL");

     (b) all income, payments and other distributions on or with respect to property described in (a) above; and

     (c) all "proceeds" (as such term is defined in Section 9-306 of the Indiana Uniform Commercial Code, as amended) of property described in
          (a) or (b) above.

          As used in this Pledge Agreement, the term: (a) "CREDIT AGREEMENT" means the Credit Agreement, dated September 30, 1993, between Pledgor and Pledgee, as amended by the First Amendment to Credit Agreement, dated June 28, 1994, but with effect as of April 1, 1994, and by the Second Amendment to Credit Agreement, dated as of October 14, 1994, and by the Third Amendment to Credit Agreement, dated as of November 14, 1994, and by the Fourth Amendment to Credit Agreement, dated as of February 10, 1995, all executed by the Pledgor and Pledgee, and as the same hereafter may be further amended, modified, supplemented, and/or restated from time to time and at any time; (b) "DEFAULT RATE" means a rate of interest per annum equal to the rate of interest charged on the "Revolving Loan" (as such term is defined in the Credit Agreement) after maturity in accordance with
Section 2.c of the Credit Agreement; and (c) "OBLIGATIONS" shall have the meaning ascribed to that term in the Credit Agreement.

          The pledge and security interest hereby made and granted to Pledgee is given to secure the performance and payment when due of the Obligations.

          Pledgor represents and warrants to and agrees with Pledgee as follows:

          1. Delivery of Possession/Representations and Warranties. Concurrently with the execution of the Pledge Agreement, and subject to the terms and conditions hereof, Pledgor shall deliver to Pledgee, the original share certificates or other instruments or documents evidencing the Pledged Stock and all other Stock Collateral in existence on the date hereof, together with appropriate stock powers or other instruments of assignment endorsed in blank. Pledgor warrants and represents to Pledgee that:

     (a) There are no restrictions on the transfer of any of the Pledged Stock, other than may appear on the face of the certificates;

     (b) The Pledged Stock is issued and registered in the name of Pledgor as the legal and beneficial owner thereof and is duly authorized, validly issued and fully paid and nonassessable;

     (c) Pledgor has the right to transfer the Pledged Stock free of any encumbrances without obtaining the consent of the Issuer thereof or any other shareholder of the Issuer thereof, and Pledgor will defend its title to and the pledge and security interest of the Pledgee in the Pledged Stock against the claims of all persons and entities;

     (d) Pledgor owns no securities issued directly or indirectly by any Issuer excepting only the Pledged Stock;

     (e) The pledge of, the grant of the security interest in, and the delivery of the certificates evidencing the Stock Collateral are effective to vest in the Pledgee a valid and perfected first and prior security interest, superior to the rights of any other person in and to the Stock Collateral;

     (f) Pledgor has and will maintain at all times full and absolute equitable and legal title to and ownership of the Collateral, free of all security interests, liens, encumbrances, charges, claims of third parties and rights of set off or recoupment, excepting only the pledge and security interest granted pursuant to this Pledge Agreement, and has good right to pledge the Collateral and to subject the Collateral to the pledge and security interests herein granted; and

     (g) This Pledge Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid, and binding obligation of Pledgor, enforceable in accordance with its terms.

          Notice of acceptance of this Pledge Agreement by the Pledgee is hereby waived.

          2. Voting. So long as no Event of Default has occurred and remains unremedied, Pledgor will have the right to exercise all voting rights with respect to the Stock Collateral.

          3. Dividends/Distributions. For so long as no Event of Default has occurred and is continuing unremedied, and except as provided in Section 4, Pledgor has the right to receive any sums paid and any cash dividends and other distributions made upon or in respect of any of the Stock Collateral, including without limitation distributions made upon the liquidation or dissolution of any of the Issuers and all interest, cash dividends and other distributions made upon or in respect of any of the other Collateral (collectively, "DISTRIBUTIONS") as are permitted by the terms of the Credit Agreement and applicable law. Except as provided in the preceding sentence, all Distributions shall be paid over directly to Pledgee, and shall be held in trust as additional Collateral for the Obligations, or, at the option of Pledgee, applied against the Obligations in accordance with Section 7 of this Pledge Agreement. Pledgor agrees to take such action as Pledgee may reasonably require to collect or enforce any claim for payment or other right or privilege assigned to Pledgee pursuant to this Pledge Agreement.

          4. Stock Dividends/Additional Collateral. In the event any additional shares are issued to Pledgor as a stock dividend on any of the Stock Collateral, as a result of any split of the Stock Collateral by reclassification or otherwise, such additional shares will be immediately delivered to Pledgee and will be subject to this Pledge Agreement as a part of the Stock Collateral to the same extent as the original Stock Collateral. Pledgor will cause any additional securities or property issued to or received by it in respect of any of the Collateral, whether for value paid by it or otherwise, to be delivered to Pledgee and pledged hereunder, in

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each case accompanied by proper instruments of assignment duly executed in blank by Pledgor.

          5. Covenants. Pledgor covenants and agrees that from and after the date hereof and until the Obligations are fully satisfied or the Collateral is otherwise released and delivered to Pledgor:

     (a) Without the prior written consent of Pledgee, Pledgor will not: (i) sell, assign, transfer, exchange, convert or otherwise dispose of, or grant any option with respect to, the Collateral or any part thereof; or (ii) take any other action with respect to any of the Collateral that would impair the interest or rights of Pledgee or Pledgor in, to or with respect to any of the Collateral;

     (b) Without the prior written consent of Pledgee, Pledgor will not vote to enable any Issuer to, and will not otherwise permit any Issuer to, nor shall any Issuer, issue any stock or other securities of any nature in addition to or in exchange or substitution for any of the Pledged Stock;

     (c) Without the prior written consent of Pledgee, Pledgor will not create, incur or permit to exist any lien, security interest, or other encumbrance in or against any of the Collateral, or any interest therein, except for the pledge and security interest provided under this Pledge Agreement, will take any and all action necessary to remove any lien, security interest or encumbrance, and Pledgor will pay prior to the delinquency all taxes and assessments against any of the Collateral;

     (d) Pledgor will, at Pledgor's expense, duly and promptly execute and deliver any and all further instruments and documents and take such further action as Pledgee may deem reasonably necessary to perfect and continue perfected the pledge and security interest granted in this Pledge Agreement, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code as in effect in each relevant jurisdiction and the giving of appropriate notices to bailees or other parties in actual or constructive possession of any of the Collateral, and Pledgor also hereby authorizes Pledgee to file any such financing statement or continuation statement without the signature of Pledgor to the extent permitted by applicable law;

     (e) Immediately following the execution of this Pledge Agreement, Pledgor shall give written notice to each of the Issuers, together with a copy of this Pledge

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          Agreement, instructing each of the Issuers in writing (which instructions by their terms shall not be revocable by Pledgor) that upon receipt by such Issuer of written notice from Pledgee, the Issuer is to pay all Distributions, as and when payable, directly to Pledgee.

          6.   Rights of Pledgee.

          (a) In the event Pledgor fails or refuses to perform any of its covenants and obligations under this Pledge Agreement, Pledgee may, but shall have no obligation to, do all things deemed necessary or appropriate by it to fulfill discharge of such covenants and obligations, and sums paid and expenses incurred by Pledgee in connection therewith (including, without limitation, attorneys' fees and expenses) shall be reimbursed by Pledgor on demand by Pledgee, shall constitute a part of the Obligations and shall bear interest at the Default Rate from the date paid or incurred. Pledgor acknowledges and agrees that nothing contained herein shall obligate or impose any duty upon Pledgee to assume any duties or obligations of Pledgor with respect to the Collateral.

          (b) Pledgee may hold any of the Collateral, endorsed or assigned in blank, and may deliver any of the Collateral to the Issuer or other issuer thereof for the purpose of making denominational exchanges or registrations or transfers or for such other purpose in furtherance of this Pledge Agreement as Pledgee may deem desirable.

          7. Events of Default/Remedies. The occurrence of each of the following events shall constitute an Event of Default by Pledgor under this Pledge Agreement ("EVENT OF DEFAULT"):

          (a) The occurrence of any "Event of Default," as such term is defined in the Credit Agreement.

          (b) Any breach by Pledgor of any term, covenant or provision of this Pledge Agreement or any failure by Pledgee to fully and timely perform any of its obligations under this Pledge Agreement.

          Upon the occurrence of an Event of Default, Pledgee may, itself or through one or more nominees, at its option:

          (i) exercise all rights and remedies of a pledgee and secured party allowed by applicable law and this Pledge Agreement;

          (ii) cause the Stock Collateral and other securities included in the Collateral to be registered in the name of Pledgee or its nominee or cause new certificates evidencing the Stock Collateral and such other securities to be issued;

        (iii) exercise all voting and corporate rights at any meeting of any Issuer, or otherwise, and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Stock Collateral as if it were the absolute owner thereof; and

          (iv) demand, collect, receive, settle, compromise, adjust, sue for, foreclose or realize upon any of the Collateral, as Pledgee may determine, and may receive, open and dispose of mail addressed to Pledgor and endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage or any form of Collateral on behalf of and in the name of Pledgor, as its attorney-in-fact.

          Further, Pledgee may, without demand and without advertisement, notice or legal process of any kind (except as may be required by law), all of which Pledgor waives, at any time or times (i) apply any cash dividends received by Pledgee pursuant to Section 3 hereof to the Obligations in accordance with
Section 7, and (ii) if following such application there remains outstanding any Obligations, sell the remaining Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as Pledgee shall deem appropriate. Pledgee shall be authorized at any such sale (if, on the advice of counsel, it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or resale thereof, and upon consummation of any such sale Pledgee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely and free from any claim or right of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which Pledgor now has or may have at any time in the future under any rule of law or statute now existing or hereafter enacted. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Pledgee for collection and for acquisition, completion, protection, removal, sale and delivery of the Collateral; and second to the remainder of the Obligations, applied in accordance with the terms of the Credit Agreement. If any deficiency shall remain, Pledgor shall remain liable therefor.

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          In addition thereto, Pledgor further agrees that (i) in the event that notice is necessary under applicable law, written notice given to Pledgor in the manner specified herein for notice, ten (10) business days prior to the date of the disposition of the Collateral at any such public sale or sale at any broker's board or on any such securities exchange, or prior to the date after which private sale or any other disposition of said Collateral will be made, shall constitute reasonable and fair notice.

          Pledgor irrevocably designates, makes, constitutes and appoints Pledgee (and all persons designated by Pledgee) as Pledgor's true and lawful attorney, and Pledgee, or Pledgee's designee, may, without notice to Pledgor, and at such time or times thereafter as Pledgee, in its discretion, may determine, in Pledgor's or Pledgee's name: (i) do all acts and things necessary, in Pledgee's discretion, to fulfill Pledgor's obligations under this Pledge Agreement; (ii) execute and deliver stock powers and bond powers with respect to any of the Collateral; and (iii) endorse the name of Pledgor upon any checks, notes, acceptances, money orders, certificates, drafts or other forms of payment of security relating to the Collateral that come into Pledgee's possession.

          All remedies of Pledgee shall be cumulative to the full extent provided by law. Pursuit by Pledgee of certain judicial or other remedies shall not abate nor bar resort to other remedies with respect to all or some of the Collateral shall not bar other remedies with respect to the Obligations or to other portions of the Collateral. Pledgee may exercise its rights to the Collateral without resorting or regard to other collateral or sources of security or reimbursement for the Obligations.

          8. Limitations on Pledgee's Duty. Pledgee shall exercise reasonable care in the custody and preservation of the Collateral, and shall be deemed to have exercised such reasonable care if it takes such action for that purpose as Pledgor shall request in writing, but failure of Pledgee to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure on the part of Pledgee to preserve or protect any rights with respect to the Collateral against prior parties shall be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. Except as otherwise provided in the preceding sentence, Pledgee shall be accountable only for amounts that it actually receives as a result of the exercise of powers herein conferred, and neither it nor any of its officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act or any delay in acting, except for Pledgee's gross negligence or willful misconduct. Except as otherwise provided in this Pledge Agreement, Pledgee shall not be under any duty or obligation whatsoever to make or give any presentment, demand for performance, notice of

                                       7
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nonperformance, protest, notice of protest, or notice of dishonor in connection with any of the Obligations. Pledgor recognizes that Pledgee may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in applicable laws, but it may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale (if otherwise conducted in a commercially reasonable manner) shall be deemed to have been made in a commercially reasonable manner. Pledgee shall not be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit any Issuer to register such securities for public sale under applicable laws.

          Pledgor represents and warrants that it has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Pledgee shall have no obligation to inform Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto.

          9. Waiver; Amendment. All rights and remedies of Pledgee expressed herein are in addition to all other rights and remedies possessed by it. No delay on the part of Pledgee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of Pledgee permitted hereunder shall impair or affect the rights of Pledgee in and to the Collateral.

          None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Pledgee.

          10. Termination. Upon full satisfaction of the Obligations and the other obligations of Pledgor hereunder, or such earlier date that Pledgee voluntarily releases the Collateral to Pledgor, Pledgee shall promptly cause to be redelivered to Pledgor the Collateral, and this Pledge Agreement shall thereupon terminate.

          11. Successors and Assigns. This Pledge Agreement and all obligations of Pledgor hereunder shall be binding upon Pledgor

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and his successors and assigns and shall inure to the benefit of Pledgee and its successors and assigns.

          12. General. This Pledge Agreement shall be governed by the laws of the State of Indiana. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

          13. Notices. Any and all notices or other communications required or permitted under this Pledge Agreement shall be in writing and shall be sufficiently given if delivered in the manner and at such addresses as provided in the Credit Agreement.

          Executed and delivered as of the 10th day of February, 1995.

                              K-V   PHARMACEUTICAL COMPANY,  a
                              Delaware corporation

                              By: /s/ Gerald R. Mitchell
                                 ---------------------------------
                              Printed: Gerald R. Mitchell
                                      ----------------------------
                              Title: Vice-President, Finance
                                    ------------------------------

                              ACKNOWLEDGMENT
                              --------------

STATE OF   Missouri      )
          -----------
                         )SS:
COUNTY OF  St. Louis     )
          -----------

          Before me, a Notary Public in and for the State of Missouri, personally appeared Gerald R. Mitchell, who, being first duly sworn, acknowledged that he is the Vice-President, Finance of K-V Pharmaceutical Company, a Delaware corporation, and who executed the foregoing Pledge Agreement for and on behalf of said corporation as its duly authorized officer.

          Witness my hand and Notarial Seal this 10th day of February, 1995.

                      /s/ Carol J. Hund
                     ----------------------------------
          (SEAL)    _____________________, Notary Public
                    Printed Name


I am a resident of
St. Louis City      ,    MO
- - --------------------  --------
My commission expires:

- - -----------------------

                           CONSENT AND ACKNOWLEDGMENT
                           --------------------------

          Each of the undersigned hereby acknowledges and consents to the pledge of the Pledged Stock of which it is the Issuer and by executing this consent and acknowledgment it acknowledges receipt of a copy of this Pledge Agreement which it agrees shall be deemed to constitute written notice of such pledge and of irrevocable instructions from Pledgor that upon receipt of written notice from Pledgee, it is to make all payments of Distributions directly to Pledgee.

Date:  February 10, 1995            PARTICLE DYNAMICS, INC., a
                                    New York corporation

                                    By: /s/ Gerald R. Mitchell
                                       ----------------------------
                                    Printed: Gerald R. Mitchell
                                            -----------------------
                                    Title: Vice-President
                                          -------------------------


Date:  February 10, 1995            ETHEX CORPORATION, a
                                    Missouri corporation

                                    By: /s/ Gerald R. Mitchell
                                       ----------------------------
                                    Printed: Gerald R. Mitchell
                                            -----------------------
                                    Title: Vice-President
                                          -------------------------


                                      10
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                         Exhibit A to Pledge Agreement

                                 PLEDGED STOCK
                                 -------------


                                         Certificate    Number of
Corporation                              No.            Shares
- - -----------                              -----------    ---------


Particle Dynamics, Inc.                  4              100



Ethex Corporation                        2              1



                                      11